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                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         2003 EQUITY AND INCENTIVE PLAN

     1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION. The purposes of the 2003 Equity and Incentive Plan of Fisher Scientific International Inc. (the "Plan") are to attract, motivate and retain (a) employees of the Company and any Subsidiary and Affiliate, (b) independent contractors who provide significant services to the Company, any Subsidiary or Affiliate and (c) non-employee directors. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company's shareholders and to permit the payment of compensation that qualifies as performance-based compensation under
Section 162(m) of the Code. Pursuant to the Long-Term Incentive Program described herein, there may be granted stock options (including "incentive stock options" and "non-qualified stock options"), and other stock based awards, including but not limited to, restricted stock, restricted stock units, dividend equivalents, performance units, stock appreciation rights and other long-term stock Awards; excluding, however, reload or other automatic Awards made upon exercise of Options, which Awards shall not be granted under the Plan.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Affiliate" means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

          (b) "Award" means individually or collectively, a grant under the Plan of Options or Other Stock Based Awards.

          (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" means the committee established by the Board to administer the Plan. The Committee shall consist of not less than two directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of directors who are (a) "non-employee directors" under Rule 16b-3 of the Exchange Act, (b) "outside directors" under Section 162(m) of the Code and
     (c) "independent directors" pursuant to New York Stock Exchange requirements.

          (g) "Company" means Fisher Scientific International Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

          (h) "Effective Date" means the date that the Plan was adopted by the Board.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

          (j) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean, (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or
     (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.
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          (k) "Grantee" means a person who, as an employee of or independent contractor or non-employee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

          (l) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

          (m) "NQSO" means any Option that is designated as a nonqualified stock option.

          (n) "Option" means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that ISOs may be granted only to employees of the Company or a Subsidiary.

          (o) "Other Stock-Based Award" means an Award under the Long-Term Incentive Program that is denominated or valued in whole or in part by reference to Stock, including, but not limited to performance units, stock appreciation rights, restricted stock, restricted stock units or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

          (p) "Performance Goals" means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment,
     (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Stock price appreciation, (viii) cash flow or
     (ix) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

          (q) "Plan" means this Fisher Scientific International Inc. 2003 Equity and Incentive Plan, as amended from time to time.

          (r) "Plan Year" means a calendar year.

          (s) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

          (t) "Stock" means shares of common stock, par value $0.01 per share, of the Company.

          (u) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     3. ADMINISTRATION. At the discretion of the Board, the Plan shall be administered either (i) by the Board or (ii) by the Committee. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the

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Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

     Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

     4. ELIGIBILITY. ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries. All other Awards may be granted to officers, independent contractors, employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates.

     No ISO shall be granted to any employee of the Company, its parent or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the code shall be controlling.

     5. STOCK SUBJECT TO THE PLAN. The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be 2,700,000 and shall be subject to adjustment as provided herein. No more than 15% of the shares reserved for issuance pursuant to the preceding sentence shall be issued as restricted stock, restricted units or similar full share value Awards. The aggregate Awards granted during any fiscal year to any single individual who is likely to be a "covered employee" as defined under Code Section 162(m) shall not exceed (i) 1,100,000 shares subject to Options or stock appreciation rights or
(ii) 400,000 shares subject to Other Stock-Based Awards (other than stock appreciation rights). Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

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     Except as provided in an Award Agreement or as otherwise provided in the
Plan, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

     6. SPECIFIC TERMS OF AWARDS.

          (a) GENERAL. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.

          (b) AWARDS. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

             (i) OPTIONS. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

                (A) TYPE OF AWARD. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

                (B) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (which Stock has been held by the Grantee for at least six months), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan. In addition, any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and shares of such Stock.

                (C) TERM AND EXERCISABILITY OF OPTIONS. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent. No partial exercise may be made for less than one hundred
           (100) full shares of Stock.

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                (D) TERMINATION OF EMPLOYMENT, ETC. Unless otherwise provided in the applicable Award Agreement;

                    (I) Except as set forth herein or in II or III below, an
               Option will be cancelled for no value unless the Grantee is then in the employ of, maintains an independent contractor relationship with, or is a director of, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, (i) the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option, and (ii) the Committee may determine, in its sole discretion, to allow the exercise of any Option in any individual case after the termination of the employment or other relationship, but in any event, such exercise shall not be allowed after the expiration date of such Option.

                    (II) If the Grantee's employment or service terminates
               because the Grantee has died, retired from the Company at or after any early retirement date under any Company qualified retirement plan in which he participates or become permanently disabled (within the meaning of Section 22(e)(3) of the Code), all of such Grantee's Options (regardless of the extent to which such Options are then exercisable) shall be exercisable as of such date of termination and remain outstanding until the earlier of (i) one year from the date Grantee's employment or service terminates, and (ii) expiration of the term of the Option and shall expire thereafter.

                    (III) If the Grantee's employment or service terminates for any reason other than as described in subsection (II) above or for cause, the portions of outstanding Options granted to such Grantee that are exercisable as of the date of such termination of employment or service shall remain exercisable until the earlier of (i) 90 days following the date of such termination of employment or service and (ii) expiration of the term of the Option (and shall terminate thereafter). All additional portions of outstanding Options granted to such Grantee which are not exercisable as of the date of such termination of employment or service, shall terminate upon the date of such termination of employment or service.

                (E) NON-EMPLOYEE DIRECTORS' GRANTS. Immediately following each annual meeting of Company shareholders during the term of the Plan, each non-employee director serving as such shall be granted a NQSO to purchase 10,000 shares of Stock at a price per share equal to 100% of the Fair Market Value on the date of grant. Each such Option shall vest and become exercisable ratably in annual installments commencing on the first anniversary of the date of grant with 100% vesting and exercisability on the third anniversary of such date (subject to continued service as a director through each such vesting date). Other terms and conditions of the grants shall be established by the Committee pursuant to Section 3 of the Plan.

                (F) OTHER PROVISIONS. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

             (ii) OTHER STOCK BASED AWARDS. The Committee is authorized, subject to limitation under applicable law, to grant to Grantee Other Stock-Based Awards that are deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant and thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(ii) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action. In the event the Committee determines to grant restricted stock or stock units, the Committee shall determine the price,

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        which, to the extent required by law, shall not be less than the par value of the Stock, to be paid by the Grantee for each share of restricted or unrestricted stock or stock units subject to the Award.

                (A) SPECIAL PROVISIONS. Shares of restricted stock and restricted stock units shall be subject to such restrictions as the Committee shall impose and the Committee shall have discretion as to the lapse of the restrictions; provided, however, if vesting conditions relate exclusively to the passage of time and continued employment, such time period shall not be less than 36 months, with 1/3 of the award vesting every 12 months from the date of the Award subject to Section 7 below.

                (B) LIMIT ON OTHER STOCK-BASED AWARDS. For any Other Stock-Based Awards (other than stock appreciation rights) payable in cash, no more than $10 million shall be paid in satisfaction of such Awards during any fiscal year to any Grantee who is likely to be a "covered employee" as defined under Code Section 162(m).

     7. CHANGE IN CONTROL PROVISIONS.

     (a) Except as set forth in an Award Agreement, upon the occurrence of a Change in Control (as hereinafter defined), any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested and the restrictions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any Performance Goals imposed with respect to Awards shall be deemed to be fully achieved at target level. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the purchaser(s) of the Company's assets or stock may, in his, her, or its discretion, deliver to the Grantee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding Options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of (i) the Fair Market Value of those shares of stock or other securities the Grantee would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefore, and (ii) the Fair Market Value of those shares of stock or other securities the Grantee would have received had the Option been exercised and a disposition of the shares acquired upon such exercise had been made immediately following such sale, conveyance or Change in Control, less the exercise price therefore. A "Change in Control" shall be deemed to have occurred if (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons (other than any person or group, or any of their affiliates, who on the Effective Date owns at least 10% of the Stock and who at no time after the Effective Date owns less than 10% of such Stock) shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of Stock outstanding, (ii) on any date, the individuals who were serving as the members of the Board at the beginning of the two year period ending on such date cease for any reason to constitute a majority of the number of directors then serving, provided that any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) elected in such period whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the first day of such two year period or whose appointment, election or nomination for election was previously so approved or recommended in accordance with this proviso or (iii) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     (b) Upon dissolution or liquidation of the Company, all Options and other Awards granted under this Plan shall terminate, but each Grantee shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

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     8. GENERAL PROVISIONS.

     (a) Nontransferability, deferrals and settlements. Unless otherwise determined by the Committee or provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Any Award shall be null and void and without effect upon the bankruptcy of the Grantee to whom the Award is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may require or permit Grantees to elect to defer the issuance of shares of Stock, or the settlement of Awards in cash under such rules and procedures as established under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

     (b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or service.

     (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

     (d) Stockholder Approval; Amendment and Termination. The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any award theretofore granted without such Grantee's consent, or that without the approval of the stockholders (as described below) would: (a) except as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan, (b) change the class of employees, directors, consultants and advisors eligible to participate in the Plan or (c) allow Option repricing under the Plan or amend any outstanding Option in a manner which would be deemed a repricing under Financial Accounting Standards Board Interpretation No. 44. In addition, stockholder approval shall be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code, regulations of the New York Stock Exchange or any other applicable law, rule or regulation with respect to any material amendment to any employee benefit plan of the Company. Notwithstanding anything in here to the contrary, no amendment under the Plan to an Award shall waive a mandatory term or otherwise authorize terms that could not have been authorized for an Award newly granted at the time of such amendment. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.

     (e) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically

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herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

     (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

     (g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (h) Regulations and Other Approvals.

          (i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          (ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

          (iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

     (i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.